UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________________________________________________________________________
FORM 8-K
______________________________________________________________________________________________________

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 7, 2020 (May 6, 2020)
Date of Report (Date of earliest event reported)
______________________________________________________________________________________________________

FIRST INDUSTRIAL REALTY TRUST, INC.
FIRST INDUSTRIAL, L.P.
(Exact name of registrant as specified in its charter)

 _____________________________________________________________________________________________________

First Industrial Realty Trust, Inc.:
Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Industrial, L.P.:
Delaware	333-21873	36-3924586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 North Wacker Drive, Suite 4200
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock	FR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the Annual Meeting held by the Company on May 6, 2020, the Company’s stockholders approved an amendment to the Company’s 2014 Stock Incentive Plan (“2014 SIP”) that increases the total number of shares of the Company’s common stock reserved for issuance under the plan by 2,750,000 shares, or from 3,600,000 shares to 6,350,000 shares (the “Plan Amendment”). The Board of Directors of the Company adopted the Plan Amendment on February 27, 2020, subject to stockholder approval. The Plan Amendment became effective upon receipt of stockholder approval at the Annual Meeting.
The 2014 SIP, as amended by the Plan Amendment, is described in greater detail in Proposal 2 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2020. This summary of the 2014 SIP, as amended by the Plan Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 SIP and the Plan Amendment, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
On May 6, 2020, W. Ed Tyler retired from our board. We thank Mr. Tyler for his service to our Company over the years.

Item 5.07: Submission of Matters to vote of Security Holders
The Company held its Annual Meeting on May 6, 2020. Of the 127,194,462 shares of common stock outstanding and entitled to vote on the March 12, 2020 record date for the Annual Meeting, a total of 116,872,922 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at the Annual Meeting are as follows:

a.
To elect the eight directors listed below to the Board of Directors to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified. The company's stockholders voted to elect the eight nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	For	Against	Abstain
Peter E. Baccile	111,384,923	467,471	93,521
Teresa Bryce Bazemore	111,081,522	769,637	94,756
Matthew S. Dominski	111,143,654	709,004	93,257
Bruce W. Duncan	104,214,335	7,408,404	323,176
H. Patrick Hackett, Jr.	111,139,284	713,344	93,287
Denise A. Olsen	111,399,839	452,428	93,648
John Rau	108,882,749	2,969,708	93,458
L. Peter Sharpe	104,717,752	7,133,066	95,097
There were 4,927,007 broker non-votes with respect to each nominee.

b.
To approve the Plan Amendment. The Company’s stockholders voted to approve this proposal with 109,350,351 votes “For” and 2,475,889 votes “Against”. There were 119,675 abstentions and 4,927,007 broker non-votes with respect to such proposal.

c.
To approve, on the advisory (i.e. non-binding) basis, the compensation of the company's named executive officers as disclosed in the proxy statement for the Annual Meeting. The stockholders voted to approve this proposal with 107,118,654 votes "For" and 4,388,023 votes "Against". There were 439,238 abstentions and 4,927,007 broker non-votes with respect to such proposal.

d.
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The Company’s stockholders voted to approve this proposal with 114,039,340 votes “For” and 2,738,833 votes “Against”. There were 94,749 abstentions and no broker non-votes with respect to such proposal.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following are file herewith:

Exhibit No.	Description

10.1	First Amendment to the 2014 Stock Incentive Plan (amended and restated as of December 31, 2018), dated February 27, 2020

10.2
2014 Stock Incentive Plan (as amended and restated) as of December 31, 2018 (incorporated by reference to Exhibit 10.4 of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, File No. 1-13102)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ JENNIFER MATTHEWS RICE
Jennifer Matthews Rice General Counsel

FIRST INDUSTRIAL, L.P.

By:	FIRST INDUSTRIAL REALTY TRUST, INC.
as general partner

By:	/s/ JENNIFER MATTHEWS RICE
Jennifer Matthews Rice General Counsel

Date: May 7, 2020